Blazzard, Grodd & Hasenauer, P.C.

ATTORNEYS AT LAW                           CONNECTICUT OFFICE:
                                           943 POST ROAD EASTo P.O. BOX 5108
NORSE N. BLAZZARD**                        WESTPORT, CONNECTICUT 06881-5108
LESLIE E. GRODD*                                    TELEPHONE (203)226-7866
JUDITH A. HASENAUER**                      FACSIMILE (203)454-4028
WILLIAM E. HASENAUER*
RAYMOND A. O'HARA III                      FLORIDA OFFICE:
LYNN KORMAN STONE                          4401 WEST TRADEWINDS AVENUE-SUITE 207
                                           LAUDERDALE BY THE SEA, FLORIDA 33308
                                           TELEPHONE (954)771-6667
*     Admitted in Connecticut              FACSIMILE (954)771-7689
**    Admitted in Connecticut and Florida


                                November 2, 2000

Board of Trustees
JNL Investors Series Trust
One Corporate Way
Lansing, MI 48951

         Re: Opinion of Counsel - JNL Investors Series Trust

Ladies and Gentlemen:

         You have requested our Opinion of Counsel in connection with the filing with the Securities and Exchange Commission of Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A with respect to the JNL Investors Series Trust.

         We have made such examination of the law and have examined such records and documents as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

         We are of the following opinions:

         1. JNL Investors Series Trust ("Trust") is a valid and existing unincorporated voluntary association, commonly known as a business trust.

         2. The Trust is a business Trust created and validly existing pursuant to the Massachusetts Laws.

Board of Trustees
JNL Investors Series Trust
November 2, 2000
Page 2

         3. All of the prescribed Trust procedures for the issuance of the shares have been followed, and, when such shares are issued in accordance with the Prospectus contained in the Registration Statement for such shares, all state requirements relating to such Trust shares will have been complied with.

         4. Upon the acceptance of purchase payments made by shareholders in accordance with the Prospectus contained in the Registration Statement and upon compliance with applicable law, such shareholders will have legally-issued, fully paid, non-assessable shares of the Trust.

         You may use this opinion letter, or a copy thereof, as an exhibit to the Registration.


                                            Sincerely,

                                            BLAZZARD, GRODD & HASENAUER, P.C.



                                            By: /s/RAYMOND A. O'HARA III
                                               -------------------------
                                                 Raymond A. O'Hara III